                [ARTHUR ANDERSEN LLP LETTERHEAD APPEARS HERE]

                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 11, 1995 (and to all references to our Firm) included in or made a part of this registration statement.


                                                /s/ ARTHUR ANDERSEN LLP

Dallas, Texas

     December 15, 1995